Oppenheimer
Small Cap Value Fund

Prospectus dated February 28, 2002

                                                              Oppenheimer Small Cap Value Fund is a mutual fund
                                                              that seeks capital appreciation as its goal. It
                                                              emphasizes investments in common stocks and other
                                                              equity securities of "small-cap" companies.
                                                                       This Prospectus contains important
                                                              information about the Fund's objective, and its
                                                              investment policies, strategies and risks. It also
                                                              contains important information about how to buy and
                                                              sell shares of the Fund and other account features.
                                                              Please read this Prospectus carefully before you
                                                              invest and keep it for future reference about your
                                                              account.
As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus
is accurate or complete. It is a criminal offense to
represent otherwise.

                                                                         OppenheimerFunds logo

CONTENTS

                  ABOUT THE FUND
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                  The Fund's Investment Objective and Strategies

                  Main Risks of Investing in the Fund

                  The Fund's Past Performance

                  Fees and Expenses of the Fund

                  About the Fund's Investments

                  How the Fund is Managed

                  ABOUT YOUR ACCOUNT

                  How to Buy Shares
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class N Shares

                  Special Investor Services
                  AccountLink
                  PhoneLink
                  OppenheimerFunds Internet Web Site
                  Retirement Plans

                  How to Sell Shares
                  By Mail
                  By Telephone

                  How to Exchange Shares

                  Shareholder Account Rules and Policies

                  Dividends, Capital Gains and Taxes

                  Financial Highlights

ABOUT THE FUND

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund's objective is to seek capital appreciation.

WHAT DOES THE FUND MAINLY  INVEST IN? The Fund  invests  mainly in common  stocks of U.S.  issuers that have market capitalizations under $2.5 billion.  These are described as "small-cap"  companies.  Under normal market conditions it will  invest at least 80% of its net assets  (plus the amount of any  borrowings  for  investment  purposes)  in equity  securities  of  "small-cap"  domestic  and  foreign  issuers.  The Fund  emphasizes  equity  securities  of companies that the portfolio  managers  believe are  undervalued in the  marketplace.  These  investments  are more fully explained in "About the Fund's Investments" below.

HOW DO THE PORTFOLIO  MANAGERS DECIDE WHAT SECURITIES TO BUY OR SELL? In selecting  securities for purchase or sale by the Fund,  the  portfolio  managers use a "value"  approach to  investing.  The  portfolio  managers  search for securities of companies  believed to be undervalued in the marketplace,  in relation to factors such as a company's book value,  sales,  earnings,  growth potential and cash flows. The portfolio  managers select securities one at a time.  This is called a "bottom up"  approach,  and the  portfolio  managers use  fundamental  company  analysis to focus on particular  companies before  considering  industry trends.  The portfolio managers consider the following factors in assessing a company's prospects:
o        Favorable supply/demand conditions for key products
o        Development of new products or businesses
o        Quality of management
o        Competitive position in the marketplace
o        Allocation of capital

WHO IS THE FUND DESIGNED FOR? The Fund is designed for investors  seeking capital  appreciation in their investment over the long term.  Those  investors  should be  willing to assume the  greater  risk of  short-term  share  price fluctuations  that are typical for funds  emphasizing  small-cap  stock  investments.  Since the Fund does not seek current  income and its income from  investments  will likely be small,  it is not designed for  investors  needing investment  income  or  preservation  of  capital.  Because  of its  focus  on  long-term  growth,  the Fund may be appropriate for a portion of a retirement plan investment. The Fund is not a complete investment program.

Main Risks of Investing in the Fund

         All  investments  have risks to some degree.  The Fund's  investments  in stocks are subject to changes in their value from a number of factors  described below.  There is also the risk that poor security  selection by the
Fund's  investment  Manager,  OppenheimerFunds,  Inc.,  will cause the Fund to  underperform  other funds  having a similar  objective.  As an example,  the portfolio  managers'  "value"  approach to investing could result in fewer
Fund  investments  in stocks that become highly valued by the  marketplace  during times of rapid market  advances.
This could cause the Fund to underperform  other funds that seek capital  appreciation  but that employ a growth or non-value approach to investing.

RISKS OF INVESTING IN STOCKS.  Stocks fluctuate in price,  and their  short-term  volatility at times may be great.
Because the Fund invests primarily in equity securities of small-cap  companies,  the value of the Fund's portfolio will be affected by changes in the stock markets and the special  economic and other  factors that might  primarily affect the prices of  small-cap  stocks in the markets in which it invests.  Market risk will affect the Fund's net asset values per share,  which will fluctuate as the values of the Fund's  portfolio  securities  change. A variety of factors can affect the price of a particular  stock and the prices of  individual  stocks do not all move in the same  direction  uniformly or at the same time.  Different  stock markets may behave  differently  from each other.
Because  the Fund can buy both  foreign  stocks  and  stocks of U.S.  issuers,  it will be  affected  by changes in domestic and foreign stock markets.

         Other factors can affect a particular  stock's price,  such as poor earnings  reports by the issuer,  loss of major  customers,  major  litigation  against the issuer,  or changes in  government  regulations  affecting the issuer.

Special Risks of Small-Cap  Stocks.  The Fund emphasizes its investments in securities of companies having a market capitalization  under $2.5 billion.  While these  companies  might be  established  businesses,  generally they tend to be newer companies.  Small-cap  companies may have limited product lines or markets for their products,  limited  access to financial  resources  and less depth in management  skill than larger,  more established  companies.  Additionally,  smaller  capitalization  companies  may  be  more  reliant  on the efforts of particular  members of their  management  team, and  management  changes may pose a risk to the success of the business.

         Small-cap  stocks  may be less  liquid  than  those of larger  issuers.  That  means the Fund  could  have greater  difficulty  selling a security  of a  small-cap  issuer at an  acceptable  price,  especially  in periods of market  volatility.  That factor  increases the potential for losses to the Fund.  Also, it may take a  substantial  period of time  before  the Fund  realizes  a gain on an  investment  in a  small-cap company, if it realizes any gain at all.

Industry  Focus.  At times,  the Fund may  increase  the  relative  emphasis  of its  investments  in a  particular industry.  Stocks of issuers in a particular  industry may be affected by changes in economic  conditions, government  regulations,  availability  of basic  resources or supplies,  or other events that affect that industry  more than  others.  To the  extent  that the Fund is  emphasizing  investments  in a  particular industry, its share values may fluctuate in response to events affecting that industry.

HOW RISKY IS THE FUND OVERALL?  The risks described above  collectively  form the overall risk profile of the Fund, and can  affect  the  value of the  Fund's  investments,  its  investment  performance  and its  price  per  share.
Particular  investment  and  investment  strategies  also have  risks.  These risks mean that you can lose money by investing  in the Fund.  When you redeem your  shares,  they may be worth more or less than what you paid for them.
There is no assurance  that the Fund will achieve its  investment  objective.  The Fund's  investments in small-cap stocks  can be  volatile,  especially  in the  short  term.  The  price  of the  Fund's  shares  can go up and down substantially,  particularly in emerging markets.  The Fund generally does not use  income-oriented  investments to help cushion the Fund's total return from changes in stock prices,  except for defensive or liquidity purposes.  In the  OppenheimerFunds  spectrum,  the Fund is likely to  experience  greater  price  fluctuations  than  funds that emphasize  large-cap  stocks or  investment-grade  bonds.  It is designed for investors  willing to assume  greater risks in the hope of achieving long-term capital appreciation.
-------------------------------------------------------------------------------------------------------------------
An  investment  in the Fund is not a deposit of any bank and is not insured or  guaranteed  by the Federal  Deposit
Insurance Corporation or any other government agency.
-------------------------------------------------------------------------------------------------------------------

The Fund's Past Performance

         The bar chart and table below show one measure of the risks of investing in the Fund,  by showing  changes in the Fund's  performance  (for its Class A shares),  both before and after taxes,  from year to year for the past ten calendar  years and by showing how the average  annual total returns of the Fund's shares compare to those of a broad-based  market index.  The  after-tax  returns shown for Class A shares are  calculated  using the  historical highest  individual  federal  marginal income tax rates in effect during the periods shown,  and do not reflect the impact of state or local taxes. The after-tax  returns are shown for Class A shares only and the after-tax  returns for the other  classes of shares will vary.  The  after-tax  returns are  calculated  based on certain  assumptions mandated  by  regulation  and your  actual  after-tax  returns  may differ  from  those  shown,  depending  on your individual tax situation.  The after-tax  returns set forth below are not relevant to investors who hold their Fund shares through  tax-deferred  arrangements  such as 401(k) plans or IRAs or to institutional  investors not subject to tax. The Fund's past  investment  performance,  before and after taxes,  is not necessarily an indication of how the Fund will perform in the future.

                              Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for data in bar chart showing annual total returns]

Sales  charges and taxes are not included in the  calculations  of return in this bar chart,  and if those  charges were included, the returns would be less than those shown.
During the period shown in the bar chart,  the highest return (not  annualized)  for a calendar  quarter was 17.22%
(2Q'99) and the lowest return for a calendar quarter was -17.88% (3 Q'98).

------------------------------------------------------- ----------------- ---------------- -----------------
                                                             1 Year           5 Years          10 Years
Average  Annual  Total  Returns for the periods  Ended    (or life of       (or life of      (or life of
December 31, 2001                                       class, if less)   class, if less)  class, if less)
                                                        -----------------
-------------------------------------------------------                   ---------------- -----------------
Class A Shares (inception 1/3/89)
Return Before Taxes                                          5.75%             6.30%            10.01%
Return   After   Taxes   on
Distributions                                                5.68%             5.19%            8.15%
Return  After  Taxes on  Distributions  and
Sale of Fund Shares                                          3.57%             4.68%            7.50%
------------------------------------------------------- ----------------- ---------------- -----------------
Russell 2000 Index1  (reflects no deductions for fees,       2.49%             7.52%            11.51%
expenses or taxes)
------------------------------------------------------- ----------------- ---------------- -----------------
------------------------------------------------------- ----------------- ---------------- -----------------
Class B Shares (inception 9/1/93)                            6.53%             6.69%            8.45%
------------------------------------------------------- ----------------- ---------------- -----------------
------------------------------------------------------- ----------------- ---------------- -----------------
Class C Shares (inception 9/1/93)                            10.55%            7.01%            8.28%
------------------------------------------------------- ----------------- ---------------- -----------------
------------------------------------------------------- ----------------- ---------------- -----------------
Class N Shares (inception 3/1/01)                            10.01%2            N/A              N/A
------------------------------------------------------- ----------------- ---------------- -----------------
1.       From 12/31/91
2.       Total returns for Class N shares are cumulative and are not annualized.
The Fund's  average  annual total returns  include the applicable  sales charge:  for Class A, the current  maximum initial  sales  charge  of 5.75%;  for  Class B, the  contingent  deferred  sales  charges  of 5%  (1-year)  and 2%
(5-years);  and for Class C and Class N, the 1% contingent  deferred sales charge for the 1-year period for Class C shares and  life-of-class  period for Class N shares.  Because  Class B shares  convert to Class A shares 72 months after purchase,  Class B "life of class"  performance does not include  contingent  deferred sales charges and uses
Class  A  performance  for  the  period  after  conversion.  The  Fund's  returns  measure  the  performance  of  a hypothetical  account and assume that all  dividends  and  capital  gains  distributions  have been  reinvested  in additional  shares.  The  performance  of the Fund's  Class A shares is  compared to the  Russell  2000  Index,  an unmanaged index of equity  securities.  The index  performance  includes the  reinvestment of income,  but does not reflect taxes or transaction costs. The Fund's investments vary from securities in the index.

Fees and Expenses of the Fund

         The Fund pays a variety of expenses  directly for management of its assets,  administration,  distribution of its shares and other  services.  Those  expenses are  subtracted  from the Fund's assets to calculate the Fund's net asset value per share.  All  shareholders  therefore  pay those  expenses  indirectly.  Shareholders  pay other expenses  directly,  such as sales charges and account  transaction  charges.  The following tables are provided to help you  understand  the fees and expenses you may pay if you buy and hold shares of the Fund.  The numbers  below are based on the Fund's expenses during its fiscal year ended October 31, 2001.

Shareholder Fees (charges paid directly from your investment):

------------------------------------ ---------------------- -------------------- ---------------------- ------------------
                                        Class A Shares        Class B Shares        Class C Shares       Class N Shares
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
Maximum Sales Charge (Load) on
purchases                                    5.75%                 None                  None                 None
(as % of offering price)
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
Maximum Deferred Sales Charge
(Load) (as % of the lower of the
original offering price or                   None1                  5%2                   1%3                  1%4
redemption proceeds)
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
1.       A  contingent  deferred  sales  charge  may apply to  redemptions  of  investments  of $1  million or more
     ($500,000 for certain retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.
2.       Applies to redemptions in first year after purchase.  The contingent  deferred sales charge declines to 1%
     in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase.
4.       Applies to shares redeemed within 18 months of retirement plan's first purchase.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

-------------------------------- ----------------- --------------- --------------- ---------------
                                  Class A Shares   Class B Shares  Class C Shares  Class N Shares
-------------------------------- ----------------- --------------- --------------- ---------------
-------------------------------- ----------------- --------------- --------------- ---------------
Management Fees                       0.85%            0.85%           0.85%           0.85%
-------------------------------- ----------------- --------------- --------------- ---------------
-------------------------------- ----------------- --------------- --------------- ---------------
Distribution   and/or   Service
(12b-1) Fees                          0.41%            1.00%           1.00%           0.50%
-------------------------------- ----------------- --------------- --------------- ---------------
-------------------------------- ----------------- --------------- --------------- ---------------
Other Expenses                        0.45%            0.45%           0.45%           0.51%
-------------------------------- ----------------- --------------- --------------- ---------------
-------------------------------- ----------------- --------------- --------------- ---------------
Total Annual Operating Expenses       1.71%            2.30%           2.30%           1.86%
-------------------------------- ----------------- --------------- --------------- ---------------

Effective  March 1, 2002, the  management fee rate has been reduced as described  below in "How the Fund is Managed
- The Manager - Advisory  Fees." Prior to such change,  Management  Fees were 1.00% of average annual net asset for each  class.  Accordingly,  the  Management  Fees and Total  Annual  Operating  Expenses  set forth above have been restated to reflect the reduced  fees.  Effective  January 1, 2002 the  asset-based  sales  charge rate for Class A shares  has been  voluntarily  reduced to 0.10% (as to Class A shares  purchased  on and after  September  1, 1993)
resulting  in a 12b-1 fee of 0.35%,  but remains at 0.15% (as to Class A shares  purchased  prior to  September  1,
1993) in each case on average  annual net assets  representing  Class A shares of the Fund.  The rates  formerly in effect (as to Class A shares  purchased  on or after  September  1, 1993) as of January 1, 2000 and 2001 were 0.20%
and  0.15%,  respectively.  The  Board  can set the  rate up to  0.25% of  average  annual  net  assets  under  the
Distribution  and Service Plan for Class A shares.  Expenses may vary in future  years.  "Other  expenses"  include transfer agent fees, custodial expenses, and accounting and legal expenses the Fund pays.

EXAMPLES.  These  examples  are  intended to help you compare  the cost of  investing  in the Fund with the cost of investing in other mutual funds.  The examples  assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first  example  assumes  that you redeem all of your  shares at the end of those  periods.  The second example  assumes that you keep your shares.  Both  examples also assume that your  investment  has a 5% return each year and that the class's  operating  expenses  remain the same.  Your actual costs may be higher or lower  because expenses will vary over time. Based on these assumptions your expenses would be as follows:

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are redeemed:              1 Year                3 Years              5 Years            10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class A Shares                       $739                  $1,083               $1,450             $2,478
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class B Shares                       $733                  $1,018               $1,430             $2,353
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class C Shares                       $333                  $718                 $1,230             $2,636
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class N Shares                       $289                  $585                 $1,006             $2,180
------------------------------------ --------------------- -------------------- ------------------ -------------------

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are not redeemed:          1 Year                3 Years              5 Years            10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class A Shares                       $739                  $1,083               $1,450             $2,478
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class B Shares                       $233                  $718                 $1,230             $2,353
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class C Shares                       $233                  $718                 $1,230             $2,636
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class N Shares                       $189                  $585                 $1,006             $2,180
------------------------------------ --------------------- -------------------- ------------------ -------------------

In the first example,  expenses  include the initial sales charge for Class A and the  applicable  Class B, Class C or Class N  contingent  deferred  sales  charges.  In the second  example,  the Class A expenses  include the sales charge, but Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
1.       Class  B  expenses  for  years 7  through  10 are  based  on  Class  A  expenses,  since  Class  B  shares automatically convert to Class A 72 months after purchase.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES.  The allocation of the Fund's portfolio among different  investments will vary over time based upon the evaluation of economic and market trends by the Manager.  The Fund's  portfolio might not always  include all of the  different  types of  investments  described  below.  The  Statement  of  Additional
Information contains more detailed information about the Fund's investment policies and risks.

         The Manager  tries to reduce risks by carefully  researching  securities  before they are purchased and by reducing the Fund's exposure to market risks by diversifying its  investments.  That means the Fund does not hold a substantial  percentage  of the stock of any one company and does not invest too great a  percentage  of its assets in any one issuer. Also, the Fund does not concentrate 25% or more of its investments in any one industry.

         However,  changes in the  overall  market  prices of  securities  and the income they pay can occur at any time.  The share price of the Fund will change  daily based on changes in market  prices of  securities  and market conditions, and in response to other economic events.

SMALL-CAP STOCK INVESTMENTS.  The Fund emphasizes  investments in equity  securities,  primarily common stocks. The portfolio  managers look for stocks of small-cap  companies that they believe have been  undervalued by the market.
These  companies may have a low ratio of their stock price to earnings,  for example.  The portfolio  managers also look at the issuers'  cash flows and  earnings,  to measure  potential  for capital  growth.  After  looking at the individual  issuers in the small-cap  universe that meet these  criteria,  the portfolio  managers may also look at broader  industry  and economic  trends that could affect the growth  potential  of  particular  small-cap  stocks.
Current examples of industries  offering value investing  opportunities  among small-cap issuers include insurance, health care,  capital goods and business  services.  However,  these  opportunities  and industries may change over time.

Cyclical  Opportunities.  The Fund may seek to take  advantage  of changes in the  business  cycle by  investing in companies  that are  sensitive to those  changes if the Manager  believes  they are  undervalued  and have growth  potential.  For example,  when the economy is  expanding,  companies in the consumer  durables and technology  sectors may benefit and present  long-term  growth  opportunities.  Other cyclical  industries include  insurance  and forest  products,  for example.  The Fund focuses on seeking  growth over the long term,  but may seek to take  tactical  advantage  of  short-term  market  movements  or  events  affecting particular issuers or industries.

Industry Focus. At times, the Fund may increase the relative  emphasis of its investments in a particular  industry or group of  industries.  Stocks of  issuers  in a  particular  industry  may be  affected  by  changes in economic  conditions that affect that industry more than others, or by changes in government  regulations, availability  of basic resources or supplies,  or other events.  To the extent that the Fund has a greater emphasis on  investments in a particular  industry or group of industries,  its share values may fluctuate in response to events  affecting those  industries.  To some extent that risk may be limited by the Fund's policy of not concentrating its assets in investments in any one industry.

Other Equity Securities.  While the Fund emphasizes  investments in common stocks, it can also buy preferred stocks and securities  convertible into common stock.  Although they are debt securities,  the Manager  considers some  convertible  securities to be "equity  equivalents"  because of the  conversion  feature,  and their rating  has  less  impact  on the  investment  decision  than  in  the  case  of  other  debt  securities.
         Nevertheless,  convertible  securities  are subject to both  "credit  risk" (the risk that the issuer will not pay  interest  or repay  principal  in a timely  manner) and  "interest  rate risk" (the risk that the prices of the  securities  will  fluctuate  inversely to changes in  prevailing  interest  rates).  To the extent that the Fund buys  convertible  securities (or other debt  securities) it will focus  primarily on investment-grade securities, which pose less credit risk than lower-grade debt securities.

CAN THE FUND'S INVESTMENT  OBJECTIVE AND POLICIES CHANGE?  The Fund's Board of Trustees can change  non-fundamental investment policies without shareholder  approval,  although significant changes will be described in amendments to this  Prospectus.  Fundamental  policies are those that cannot be changed without the approval of a majority of the
Fund's  outstanding  voting shares.  The Fund's  investment  objective is a fundamental  policy.  Other  investment restrictions  that are fundamental  policies are listed in the Statement of Additional  Information.  An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER  INVESTMENT  STRATEGIES.  To seek  its  objective,  the  Fund can  also  use the  investment  techniques  and strategies  described  below.  The Fund might not always use all of them.  These  techniques  have  certain  risks, although some are designed to help reduce investment or market risks.

Foreign  Investing.  The Fund can buy foreign  securities  that are listed on a domestic or foreign stock exchange, traded in domestic or foreign  over-the-counter  markets, or represented by American Depository  Receipts.
         The Fund can invest in emerging  markets,  which have greater risks than developed  markets,  making these investments  more  volatile than other foreign  investments.  The Fund will hold foreign  currency only in connection with buying and selling foreign securities.

         Risks of Foreign  Investing.  While the Fund has no limits on the  percentage  of its assets it can invest in  foreign  securities,  normally  it does not  expect to invest  substantial  amounts  of its  assets in foreign  securities and generally limits  investments in emerging markets to not more than 5% of its total assets. While foreign securities offer special investment opportunities, there are also special risks.

         The change in value of a foreign  currency  against  the U.S.  dollar  will result in a change in the U.S.
         dollar value of securities  denominated in that foreign  currency.  Foreign issuers are not subject to the same  accounting  and  disclosure  requirements  that U.S.  companies are subject to. The value of foreign investments  may be  affected by exchange  control  regulations,  expropriation  or  nationalization  of a company's assets,  foreign taxes, delays in settlement of transactions,  changes in governmental  economic or monetary policy in the U.S. or abroad, or other political and economic factors.

Debt Securities.  The Fund can also invest in debt  securities,  such as U.S.  Government  securities and corporate bonds and  debentures.  The Fund typically does not hold  significant  amounts of debt  securities to seek its goal of capital  appreciation.  The Fund might buy short-term debt  securities for liquidity  purposes pending the purchase of new  investments or to have cash to pay for  redemptions of Fund shares.  The Fund can  invest  up to 5% of its  total  assets  in  "lower-grade"  debt  securities.  These  debt  securities
         (commonly known as "junk bonds") are rated below  investment  grade.  That means that they are rated lower than "Baa" by Moody's  Investors  Service or "BBB" by Standard & Poor's Rating Service or have  comparable ratings  by other  nationally-recognized  rating  organizations  or are  unrated  securities  assigned  an equivalent rating by the Manager.

o        U.S.  Government  Securities.  The Fund's  investments  in U.S.  Government  securities  can include  U.S.
         Treasury  securities  and  securities  issued or guaranteed by agencies or  instrumentalities  of the U.S.
         Government.  U.S. Treasury  securities are backed by the full faith and credit of the U.S.  Government and are subject to little credit risk.  Securities of U.S. Government agencies and  instrumentalities  are not all backed by the full faith and credit of the U.S. Government but generally offer little credit risk.

Money Market  Instruments.  The Fund can also invest in "money market  instruments."  These include U.S. Government securities and  high-quality  corporate debt securities  having a remaining  maturity of one year or less.
         They include  commercial  paper,  other short-term  corporate debt  obligations,  certificates of deposit, bankers'  acceptances and repurchase  agreements.  They would be used primarily for liquidity purposes and do not generate capital growth if held to maturity.

Risks in Using Hedging  Instruments.  The Fund can use certain  hedging  instruments  such as options,  futures and forward  contracts to try to hedge investment  risks. The Fund does not currently use hedging  extensively and is not required to do so to seek its goal.

         There are special risks in certain  hedging  strategies.  The  underlying  security or investment on which the hedging  instrument is based, and the hedging  instrument  itself, may not perform the way the Manager expected it to perform.  If that  happens,  the Fund's share price could  decline.  The Fund has limits on the amount of particular  types of hedging  instruments it can hold.  However,  hedging can cause the Fund to lose money on its investments and/or increase the volatility of its share prices.

Investing  in Small,  Unseasoned  Companies.  The Fund can  invest up to 5% of its total  assets in  securities  of small,  unseasoned  companies.  These are companies  that have been in continuous  operation for less than three years,  counting the operations of any  predecessors.  These securities may have limited  liquidity, so that the Fund could have  difficulty  selling them at an acceptable  price when it wants to. The values of these securities may be very volatile, especially in the short term.

Illiquid  and  Restricted  Securities.  Investments  may be  illiquid  because  they do not have an active  trading market,  making it  difficult  to value  them or  dispose  of them  promptly  at an  acceptable  price.  A restricted  security has a contractual  restriction  on its resale or cannot be sold publicly  until it is registered  under the  Securities  Act of 1933.  The Fund cannot invest more than 15% of its net assets in illiquid  or  restricted  securities.  Certain  restricted  securities  that are  eligible  for  resale to qualified  institutional  purchasers may not be subject to that limit.  The Manager  monitors  holdings of illiquid  securities  on an ongoing basis to determine  whether to sell any holdings to maintain  adequate liquidity.

Portfolio  Turnover.  A change in the securities  held by the Fund is known as "portfolio  turnover." The Fund does not expect to engage  frequently in short-term  trading to try to achieve its  objective  although  during its last fiscal year its portfolio  turnover rate exceeded  100%.  Portfolio  turnover  affects  brokerage costs the Fund pays. If the Fund realizes capital gains when it sells its portfolio  investments,  it must generally  pay those gains out to  shareholders,  increasing  their taxable  distributions.  The Financial
         Highlights table shows the Fund's portfolio turnover rates during prior fiscal years.

Temporary  Defensive  Investments.  In times of unstable or adverse  market or  economic  conditions,  the Fund can invest  up to 100% of its  assets  in  temporary  defensive  investments.  Generally  they  would  be U.S.
         Government  securities and the types of money market  instruments  described above. To the extent the Fund invests  defensively  in these  securities,  it might not  achieve  its  investment  objective  of capital appreciation.

How the Fund Is Managed

THE MANAGER.  The Manager chooses the Fund's investments and handles its day-to-day  business.  The Manager carries out its  duties,  subject to the  policies  established  by the Board of  Trustees,  under an  investment  advisory agreement that states the Manager's  responsibilities.  The agreement sets the fees paid by the Fund to the Manager and describes the expenses that the Fund pays to conduct its  business.  The Manager  became the Fund's  investment adviser on November 22, 1995.
         The Manager has been an  investment  adviser  since January  1960.  The Manager  (including  subsidiaries)
managed  more than $120  billion of assets as of December 31, 2001,  including  other  Oppenheimer  funds with more than 5 million shareholder accounts. The Manager is located at 498 Seventh Avenue, New York, New York 10018.

Portfolio  Managers.  The Fund's  portfolio  managers are Christopher  Leavy and John Damian.  They are the persons primarily  responsible  for the  day-to-day  management  of the  Fund's  portfolio.  Mr.  Leavy  is a Vice
         President of the Manager and an officer and portfolio  manager of other  Oppenheimer  funds. Mr. Damian is also a Vice President of the Manager.  Mr. Leavy became the Fund's portfolio  manager on March 1, 2001 and
         Mr. Damian became the Fund's portfolio manager on October 10, 2001.

         Prior to joining the Manager in September  2000, Mr. Leavy was a portfolio  manager of Morgan Stanley Dean
         Witter  Investment  (from 1997 to September  2000) and a portfolio  manager and equity  analyst of Crestar
         Asset  Management  (from 1995 to 1997).  Before  joining the Manager in September  2001, Mr. Damian was an equity  analyst at Citigroup  Asset  Management  (from 1999 to September  2001) and an equity  ananlyst at
         Pzena Investment Management (from 1997 to 1999).

Advisory  Fees.  Under the investment  advisory  agreement,  effective  March 1, 2002, the Fund pays the Manager an advisory fee at an annual rate that  declines on additional  assets as the Fund grows:  0.85% of the first
         $400  million  of  average  annual net  assets of the Fund,  0.75% of the next $400  million  and 0.60% of average  annual net assets in excess of $800  million.  Prior to March 1, 2002,  the annual  advisory  fee rate was:  1.00% of the first $400  million of  average  annual net assets of the Fund,  0.90% of the next
         $400  million,  and 0.85% of average  annual net assets in excess of $800 million.  The Fund's  management fee for its last  fiscal  year ended  October  31,  2001 was 1.00% of  average  annual net assets for each class of shares.

ABOUT YOUR ACCOUNT

How to Buy Shares

HOW  DO  YOU  BUY  SHARES?  You  can  buy  shares  several  ways,  as  described  below.  The  Fund's  Distributor,
OppenheimerFunds  Distributor,  Inc., may appoint  certain  servicing  agents to accept  purchase (and  redemption)
orders. The Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer.  You can buy shares  through any dealer,  broker or financial  institution  that has a sales  agreement  with the  Distributor.  Your dealer will place your order with the  Distributor on your behalf.

Buying Shares Through the Distributor.  Complete an  OppenheimerFunds  New Account Application and return it with a check payable to "OppenheimerFunds  Distributor,  Inc." Mail it to P.O. Box 5270, Denver,  Colorado 80217.
         If you don't  list a dealer on the  application,  the  Distributor  will act as your  agent in buying  the shares.  However,  we recommend that you discuss your investment with a financial  advisor before you make a purchase to be sure that the Fund is appropriate for you.

o        Paying by Federal Funds Wire.  Shares  purchased  through the Distributor may be paid for by Federal Funds wire.  The  minimum  investment  is  $2,500.  Before  sending  a wire,  call the  Distributor's  Wire
              Department  at  1.800.525.7048  to  notify  the  Distributor  of the  wire,  and to  receive  further instructions.

o        Buying Shares Through OppenheimerFunds AccountLink.  With AccountLink,  shares are purchased by electronic fund transfers  from your bank account  through the Automated  Clearing  House (ACH) system.  You can provide  those  instructions  automatically,  under an Asset  Builder Plan,  described  below,  or by telephone  instructions  using  OppenheimerFunds  PhoneLink,  also described  below.  Please refer to
              "AccountLink," below for more details.

o        Buying  Shares  Through  Asset Builder  Plans.  You may purchase  shares of the Fund (and up to four other
              Oppenheimer  funds)  automatically  each  month  from  your  account  at a bank  or  other  financial institution  under  an  Asset  Builder  Plan  with  AccountLink.  Details  are in the  Asset  Builder
              Application and the Statement of Additional Information.

HOW MUCH MUST YOU  INVEST?  You can buy Fund  shares  with a minimum  initial  investment  of $1,000.  You can make additional  investments  at any time with as little as $25.  There are reduced  minimum  investments  under special investment plans.

o        With Asset Builder Plans,  403(b) plans,  Automatic  Exchange Plans and military  allotment plans, you can make initial and subsequent  investments for as little as $25. You can make  additional  purchases of at least $25 by telephone through AccountLink.

o        Under retirement plans,  such as IRAs,  pension and  profit-sharing  plans and 401(k) plans, you can start your account with as little as $250.  If your IRA is started  under an Asset  Builder  Plan,  the $25 minimum applies. Additional purchases may be as little as $25.

o        The  minimum  investment  requirement  does not  apply  to  reinvesting  dividends  from the Fund or other
              Oppenheimer  funds (a list of them appears in the  Statement of  Additional  Information,  or you can
              ask your dealer or call the  Transfer  Agent),  or  reinvesting  distributions  from unit  investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES  SOLD?  Shares are sold at their  offering  price,  which is the net asset value per share plus any initial sales charge that  applies.  The offering  price that applies to a purchase  order is based on the next  calculation of the net asset value per share that is made after the  Distributor  receives the purchase order at its offices in Denver,  Colorado,  or after any agent appointed by the Distributor  receives the order and sends it to the Distributor.

Net Asset  Value The Fund  calculates  the net asset  value of each class of shares as of the close of the New York
         Stock  Exchange,  on each day the  Exchange  is open for  trading  (referred  to in this  Prospectus  as a
         "regular  business day"). The Exchange  normally closes at 4:00P.M.,  New York time, but may close earlier on some days. All references to time in this Prospectus mean "New York time".

         The net asset value per share is  determined  by dividing the value of the Fund's net assets  attributable to a class by the number of shares of that class that are  outstanding.  To determine net asset value, the
         Fund's Board of Trustees has established  procedures to value the Fund's  securities,  in general based on market value.  The Board has adopted  special  procedures for valuing  illiquid and restricted  securities and  obligations  for which market  values  cannot be readily  obtained.  Because some foreign  securities trade in markets and  exchanges  that  operate on U.S.  holidays and  weekends,  the values of some of the
         Fund's foreign  investments  may change  significantly  on days when  investors  cannot buy or redeem Fund shares.

If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's securities are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Fund's Board of Trustees has authorized the Manager, subject to the
Board's review, to ascertain a fair value for such security.

The Offering  Price.  To receive the  offering  price for a particular  day, in most cases the  Distributor  or its designated  agent must receive your order by the time of day The New York Stock  Exchange  closes that day. If your order is received on a day when the  Exchange  is closed or after it has  closed,  the order will  receive the next offering price that is determined after your order is received.

Buying  Through a Dealer.  If you buy shares  through a dealer,  your dealer must receive the order by the close of
The New York Stock  Exchange and transmit it to the  Distributor  so that it is received  before the  Distributor's close of business on a regular  business day (normally 5:00 P.M.) to receive that day's offering price.  Otherwise, the order will receive the next offering price that is determined.

WHAT  CLASSES OF SHARES DOES THE FUND OFFER?  The Fund  offers  investors  four  different  classes of shares.  The different  classes of shares  represent  investments  in the same  portfolio  of  securities,  but the  classes are subject to  different  expenses  and will likely  have  different  share  prices.  When you buy shares,  be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Class A Shares.  If you buy Class A shares,  you pay an initial sales charge (on  investments  up to $1 million for regular  accounts or $500,000  for certain  retirement  plans).  The amount of that  initial  sales charge will vary  depending  on the  amount you  invest.  The sales  charge  rates are listed in "How Can You Buy
         Class A Shares?" below.  There is also an asset-based sales charge on Class A shares.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Class B Shares.  If you buy Class B shares,  you pay no sales charge at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your  shares  within six years of buying  them,  you will normally pay a contingent  deferred sales charge.  That contingent  deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Class C Shares.  If you buy Class C shares,  you pay no sales charge at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your  shares  within 12 months of buying  them,  you will normally pay a contingent  deferred  sales charge of 1%, as described in "How Can You Buy Class C Shares?"
         below.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Class N Shares.  If you buy Class N shares  (available only through  certain  retirement  plans),  you pay no sales charge at the time of purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your shares within  eighteen (18) months of the  retirement  plan's first  purchase of Class N shares,  you may pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class N Shares?" below.
-------------------------------------------------------------------------------------------------------------------

WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an  appropriate  investment for you, the decision as to which class of shares is best  suited to your needs  depends on a number of factors  that you should discuss  with your  financial  advisor.  Some  factors to consider are how much you plan to invest and how long you plan to hold your  investment.  If your goals and objectives  change over time and you plan to purchase  additional shares,  you should  re-evaluate  those factors to see if you should consider  another class of shares.  The Fund's operating  costs that apply to a class of shares and the  effect of the  different  types of sales  charges on your investment will vary your investment results over time.

         The  discussion  below  is  not  intended  to be  investment  advice  or a  recommendation,  because  each investor's  financial  considerations  are different.  The discussion below assumes that you will purchase only one class of shares,  and not a combination  of shares of different  classes.  Of course,  these  examples are based on approximations  of the effects of current sales charges and expenses  projected over time, and do not detail all of the  considerations  in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your  Investment?  While future  financial needs cannot be predicted with certainty, knowing how long you expect to hold your  investment  will assist you in selecting the  appropriate  class of shares.  Because of the effect of  class-based  expenses,  your choice will also depend on how much you plan to invest.  For example,  the reduced sales charges  available for larger purchases of Class A shares may, over time,  offset the effect of paying an initial sales charge on your  investment,  compared to the effect over time of higher  class-based  expenses on shares of Class B, Class C or Class N. For retirement plans that qualify to purchase  Class N shares,  Class N shares will generally be more  advantageous  than
         Class B and Class C shares.

         Investing  for the  Shorter  Term.  While the Fund is meant to be a  long-term  investment,  if you have a relatively  short-term  investment  horizon  (that is, you plan to hold your  shares for not more than six years),  you should  probably  consider  purchasing  Class A or Class C shares rather than Class B shares.
         That is because of the effect of the Class B contingent  deferred  sales  charge if you redeem  within six years,  as well as the effect of the Class B asset-based  sales charge on the  investment  return for that class in the short term.  Class C shares might be the  appropriate  choice  (especially for investments of less than  $100,000),  because  there is no initial  sales  charge on Class C shares,  and the  contingent deferred sales charge does not apply to amounts you sell after holding them one year.

         However,  if you plan to invest more than $100,000 for the shorter term, then as your  investment  horizon increases  toward  six  years,  Class C shares  might not be as  advantageous  as Class A shares.  That is because the annual  asset-based  sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced  front-end  sales charge  available for larger  purchases of Class A shares.

         And for  non-retirement  plan  investors  who invest $1 million or more, in most cases Class A shares will be the most  advantageous  choice,  no matter how long you intend to hold your  shares.  For that  reason, the  Distributor  normally  will not accept  purchase  orders of  $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

         Investing for the Longer Term. If you are  investing  less than $100,000 for the longer term,  for example for  retirement,  and do not expect to need access to your money for seven  years or more,  Class B shares may be appropriate.

Are There  Differences  in Account  Features  That Matter to You?  Some  account  features  may not be available to
         Class B, Class C or Class N shareholders.  Other features (such as Automatic  Withdrawal Plans) may not be advisable  (because of the effect of the  contingent  deferred sales charge) for Class B, Class C or Class
         N  shareholders.  Therefore,  you  should  carefully  review how you plan to use your  investment  account before deciding which class of shares to buy.

         Additionally,  the dividends  payable to Class B, Class C and Class N shareholders  will be reduced by the higher  expenses borne by those classes that are not borne by Class A shares,  such as the higher Class B,
         Class C and  Class  N  asset-based  sales  charge  described  below  and in the  Statement  of  Additional
         Information.  Share  certificates  are not available  for Class B, Class C and Class N shares,  and if you are  considering  using your shares as  collateral  for a loan,  that may be a factor to  consider.  Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to Your Broker?  A financial  advisor may receive  different  compensation for selling one class of shares than for selling  another  class.  It is important  to remember  that Class B,
         Class C and Class N  contingent  deferred  sales  charges  and  asset-based  sales  charges  have the same purpose as the  front-end  sales charge on sales of Class A shares:  to  compensate  the  Distributor  for commissions  and  expenses  it  pays to  dealers  and  financial  institutions  for  selling  shares.  The
         Distributor  may pay  additional  compensation  from its own resources to securities  dealers or financial institutions  based upon the value of shares of the Fund owned by the dealer or financial  institution for its own account or for its customers.

SPECIAL SALES CHARGE  ARRANGEMENTS AND WAIVERS.  Appendix B to the Statement of Additional  Information details the conditions  for the waiver of sales  charges that apply in certain  cases,  and the special sales charge rates that apply to purchases of shares of the Fund by certain groups,  or under specified  retirement plan arrangements or in other  special  types of  transactions.  To receive a waiver or special  sales  charge  rate,  you must  advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares  are sold at their  offering  price,  which is  normally  net asset value plus an initial  sales  charge.  However,  in some cases,  described  below,  purchases are not subject to an initial sales charge,  and the offering  price will be the net asset value.  In other cases,  reduced sales charges may be  available,  as  described  below or in the  Statement  of  Additional  Information.  Out of the  amount you invest, the Fund receives the net asset value to invest for your account.

         The sales charge  varies  depending on the amount of your  purchase.  A portion of the sales charge may be retained by the  Distributor  or allocated to your dealer as a concession.  The  Distributor  reserves the right to reallow the entire  concession  to dealers.  The current  sales  charge rates and  concessions  paid to dealers and brokers are as follows:

---------------------------------------------- ----------------------- ------------------------- ---------------------
                                               Front-End Sales         Front-End Sales Charge
                                               Charge As a             As a Percentage of Net    Concession As
                                               Percentage of           Amount Invested           Percentage of
Amount of Purchase                             Offering Price                                    Offering Price
---------------------------------------------- ----------------------- ------------------------- ---------------------
---------------------------------------------- ----------------------- ------------------------- ---------------------
Less than $25,000                                      5.75%                    6.10%                   4.75%
---------------------------------------------- ----------------------- ------------------------- ---------------------
---------------------------------------------- ----------------------- ------------------------- ---------------------
$25,000 or more but less than $50,000                  5.50%                    5.82%                   4.75%
---------------------------------------------- ----------------------- ------------------------- ---------------------
---------------------------------------------- ----------------------- ------------------------- ---------------------
$50,000 or more but less than $100,000                 4.75%                    4.99%                   4.00%
---------------------------------------------- ----------------------- ------------------------- ---------------------
---------------------------------------------- ----------------------- ------------------------- ---------------------
$100,000 or more but less than $250,000                3.75%                    3.90%                   3.00%
---------------------------------------------- ----------------------- ------------------------- ---------------------
---------------------------------------------- ----------------------- ------------------------- ---------------------
$250,000 or more but less than $500,000                2.50%                    2.56%                   2.00%
---------------------------------------------- ----------------------- ------------------------- ---------------------
---------------------------------------------- ----------------------- ------------------------- ---------------------
$500,000 or more but less than $1 million              2.00%                    2.04%                   1.60%
---------------------------------------------- ----------------------- ------------------------- ---------------------

Can You Reduce  Class A Sales  Charges?  You may be eligible to buy Class A shares at reduced  sales  charge  rates under the Fund's "Right of  Accumulation"  or a Letter of Intent,  as described in "Reduced  Sales  Charges" in the
Statement of Additional Information.

Class A Contingent Deferred Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001
         ("grandfathered retirement accounts").  Retirement plans are not permitted to make initial purchases of
         Class A shares subject to a contingent deferred sales charge. The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0% of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those shares within an 18 month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to 1.0% of the lesser of:
o        the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o        the original net asset value of the redeemed shares.

         The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the
         Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

     Purchases by Certain Retirement Plans.  There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with
              the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.  The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B SHARES?  Class B shares are sold at net asset  value per share  without  an  initial  sales charge.  However,  if Class B shares are redeemed  within 6 years of their  purchase,  a contingent  deferred sales charge will be deducted  from the  redemption  proceeds.  The Class B contingent  deferred  sales charge is paid to compensate the  Distributor for its expenses of providing  distribution-related  services to the Fund in connection with the sale of Class B shares.

         The amount of the  contingent  deferred sales charge will depend on the number of years since you invested and the dollar  amount being  redeemed,  according to the  following  schedule for the Class B contingent  deferred sales charge holding period:

------------------------------------------------------------ ---------------------------------------------------------

                                                             Contingent Deferred Sales Charge on Redemptions in That
Years Since Beginning of Month in Which Purchase Order was   Year
Accepted                                                     (As % of Amount Subject to Charge)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
0 - 1                                                        5.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
1 - 2                                                        4.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
2 - 3                                                        3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
3 - 4                                                        3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
4 - 5                                                        2.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
5 - 6                                                        1.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
6 and following                                              None
------------------------------------------------------------ ---------------------------------------------------------
In the table, a "year" is a 12-month period.  In applying the contingent  deferred sales charge,  all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic  Conversion  of Class B Shares.  Class B shares  automatically  convert to Class A shares 72 months after you purchase them. This conversion  feature relieves Class B shareholders of the asset-based  sales charge that applies to Class B shares under the Class B  Distribution  and Service  Plan,  described  below.  The conversion  is based on the  relative  net  asset  value of the two  classes,  and no sales  load or other charge is  imposed.  When  Class B shares  convert,  a prorated  portion of your Class B shares  that were acquired by  reinvestment  of dividends and  distributions  on the  converted  shares will also convert to
         Class A shares. For further  information on the conversion feature and its tax implications,  see "Class B
         Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES?  Class C shares are sold at net asset  value per share  without  an  initial  sales charge.  However,  if Class C shares are redeemed within 12 months of their purchase,  a contingent  deferred sales charge of 1.0% will be deducted  from the  redemption  proceeds.  The Class C contingent  deferred  sales charge is paid to  compensate  the  Distributor  for its expenses of providing  distribution-related  services to the Fund in connection with the sale of Class C shares.

HOW CAN YOU BUY CLASS N SHARES?  As described above, Class N shares are offered only through retirement plans
(including IRAs and 403(b) plans) that purchase $500,000 or more of Class N shares of one or more Oppenheimer funds or through retirement plans (not including IRAs and 403(b) plans) that have assets of $500,000 or more or
100 or more eligible participants. Non-retirement plan investors cannot buy Class N shares directly.
A contingent deferred sales charge of 1.0% will be imposed if:
o        The retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all
     Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed with 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or
o        With respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         Retirement plans that offer Class N shares may impose charges on plan participant accounts. The procedures for buying, selling, exchanging and transferring the Fund's  other classes of shares (other than the time those orders must be received by the Distributor or Transfer Agent in Colorado) and the special account features applicable to purchasers of those other classes of shares described elsewhere in this prospectus do not apply to Class N shares offered through a group retirement plan. Instructions for purchasing, redeeming, exchanging or transferring Class N shares offered through a group retirement plan must be submitted by the plan, not by plan participants for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12B-1) PLANS.

Distribution  and Service Plan for Class A Shares.  The Fund has adopted a Distribution  and Service Plan for Class
         A shares.  Under the plan the Fund  currently pays an  asset-based  sales charge to the  Distributor at an annual  rate equal to 0.15% of average  annual net assets  representing  Class A shares  purchased  before
         September 1, 1993,  and 0.10% of average  annual net assets  representing  Class A shares  purchased on or after that date (the Board of  Trustees  can set this rate up to 0.25%).  The Fund also pays a service fee to the  Distributor  of 0.25%  of the  average  annual  net  assets  of Class A  shares.  The  Distributor currently  uses all of the service fee and the  asset-based  sales charge to pay dealers,  brokers,  banks and other financial  institutions  quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B, Class C and Class N Shares.  The Fund has adopted Distribution and
         Service Plans for Class B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts.  Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class
         C shares and the Fund pays the Distributor an annual asset-based sales charge of 0.25% on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

         The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and increase Class N expenses by up to 0.50% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

         The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B, Class C or Class N shares.  The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares are sold by the dealer.  After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis. The Distributor retains the service fees of a accounts for which it renders the required personal services.

         The Distributor currently pays sales concessions of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional
         Information.  The Distributor retains the Class B asset-based sales charge.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional
         Information.  The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class N shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class N shares is therefore 1.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional
         Information. The Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK.  You can use our  AccountLink  feature to link your Fund  account  with an  account at a U.S.  bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:
o        transmit funds  electronically  to purchase shares by telephone  (through a service  representative  or by
             PhoneLink) or automatically under Asset Builder Plans, or

o        have the Transfer  Agent send  redemption  proceeds or transmit  dividends and  distributions  directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase shares by telephone only after your account has been  established.  To purchase shares in amounts up to $250,000 through a telephone  representative,  call the Distributor at  1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink  privileges should be requested on your Application or your dealer's  settlement  instructions if you buy your  shares  through  a  dealer.  After  your  account  is  established,  you can  request  AccountLink privileges by sending  signature-guaranteed  instructions to the Transfer Agent.  AccountLink privileges will apply to each shareholder  listed in the registration on your account as well as to your dealer  representative of record unless and until the Transfer Agent receives written instructions  terminating or changing those privileges.  After
you  establish   AccountLink  for  your  account,   any  change  of  bank  account  information  must  be  made  by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the  OppenheimerFunds  automated  telephone system that enables  shareholders to perform a
number  of  account   transactions   automatically   using  a   touch-tone   phone.   PhoneLink   may  be  used  on
already-established  Fund accounts after you obtain a Personal  Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.

Purchasing  Shares.  You may purchase  shares in amounts up to $100,000 by phone,  by calling  1.800.533.3310.  You must have  established  AccountLink  privileges  to link your bank  account with the Fund to pay for these purchases.

Exchanging  Shares.  With the  OppenheimerFunds  exchange  privilege,  described  below,  you can  exchange  shares automatically  by phone from your Fund  account  to  another  OppenheimerFunds  account  you have  already established by calling the special PhoneLink number.

Selling  Shares.  You can redeem shares by telephone  automatically  by calling the  PhoneLink  number and the Fund will send the proceeds  directly to your AccountLink  bank account.  Please refer to "How to Sell Shares,"
         below for details.

CAN YOU SUBMIT  TRANSACTION  REQUESTS BY FAX? You may send  requests for certain types of account  transactions  to the Transfer Agent by fax (telecopier).  Please call  1.800.525.7048  for information about which  transactions may be handled  this way.  Transaction  requests  submitted  by fax are subject to the same rules and  restrictions  as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS  INTERNET WEBSITE.  You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds  Internet website, at  HTTP://WWW.OPPENHEIMERFUNDS.COM.  Additionally,  shareholders listed in
                                            -------------------------------
the account  registration  (and the dealer of record) may request  certain account  transactions  through a special section of that web site. To perform account  transactions,  or obtain account  information  online, you must first obtain  a user  I.D.  and  password  on that  website.  If you do not  want to have  Internet  account  transaction capability  for your  account,  please  call the  Transfer  Agent at  1.800.525.7048.  At time,  the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC  WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares  automatically or  exchange  them to another  OppenheimerFunds  account on a regular  basis.  Please  call the  Transfer  Agent or consult the Statement of Additional Information for details.

REINVESTMENT  PRIVILEGE.  If you redeem  some or all of your Class A or Class B shares of the Fund,  you have up to
6 months to reinvest  all or part of the  redemption  proceeds  in Class A shares of the Fund or other  Oppenheimer funds without paying a sales charge.  This privilege  applies only to Class A shares that you purchased  subject to an initial  sales  charge and to Class A or Class B shares on which you paid a  contingent  deferred  sales  charge when you  redeemed  them.  This  privilege  does not apply to Class C and  Class N shares.  You must be sure to ask the Distributor for this privilege when you send your payment.

RETIREMENT  PLANS.  You may buy shares of the Fund for your retirement  plan account.  If you participate in a plan sponsored  by your  employer,  the plan trustee or  administrator  must buy the shares for your plan  account.  The
Distributor also offers a number of different retirement plans that can be used by individuals and employers:

Individual Retirement Accounts (IRAs). These include regular IRAs, Roth IRAs, SIMPLE IRAs and rollover IRAs.
SEP-IRAs. These are Simplified Employee Pensions Plan IRAs for small business owners or self-employed individuals.
403(b)(7)  Custodial Plans. These are tax deferred plans for employees of eligible tax-exempt  organizations,  such as schools, hospitals and charitable organizations.
401(k) Plans. These are special retirement plans for businesses.
Pension and Profit-Sharing Plans. These plans are designed for businesses and self-employed individuals.
         Please call the Distributor for  OppenheimerFunds  retirement plan documents,  which include  applications and important plan information.

How to Sell Shares

         You can sell  (redeem)  some or all of your shares on any regular  business  day. Your shares will be sold at the next net asset value  calculated  after your order is  received  in proper  form  (which  means that it must comply with the  procedures  described  below) and is accepted by the Transfer  Agent.  The Fund lets you sell your shares by writing a letter or by using the  Fund's  checkwriting  privilege  or by  telephone.  You can also set up
Automatic  Withdrawal  Plans to  redeem  shares  on a  regular  basis.  If you have  questions  about  any of these procedures,  and  especially if you are redeeming  shares in a special  situation,  such as due to the death of the owner or from a retirement plan account, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature  Guarantee.  To protect you and the Fund from fraud, the following  redemption requests  must be in  writing  and  must  include  a  signature  guarantee  (although  there  may be other situations that also require a signature guarantee):
o        You wish to redeem $100,000 or more and receive a check
o        The redemption check is not payable to all shareholders listed on the account statement
o        The redemption check is not sent to the address of record on your account statement
o        Shares are being transferred to a Fund account with a different owner or name
o        Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your  Signature  Guaranteed?  The Transfer  Agent will accept a guarantee of your signature by a number of financial institutions, including:
o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or by
o        a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a corporation,  partnership or other business or as a fiduciary,  you must also include your title in the signature.

Retirement  Plan  Accounts.  There are special  procedures to sell shares in an  OppenheimerFunds  retirement  plan account.  Call the  Transfer  Agent for a  distribution  request  form.  Special  income  tax  withholding requirements  apply to distributions  from retirement  plans. You must submit a withholding form with your redemption  request to avoid  delay in getting  your  money and if you do not want tax  withheld.  If your employer  holds  your  retirement  plan  account  for you in the name of the  plan,  you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

Sending  Redemption  Proceeds by Wire.  While the Fund normally sends your money by check,  you can arrange to have the proceeds of the shares you sell sent by Federal  Funds wire to a bank account you  designate.  It must be a commercial bank that is a member of the Federal Reserve wire system.  The minimum  redemption you can have sent by wire is $2,500.  There is a $10 fee for each wire.  To find out how to set up this feature on your account or to arrange a wire, call the Transfer Agent at 1.800.852.8457.

HOW DO YOU SELL SHARES BY MAIL?   Write a letter of instructions that includes:
o        Your name
o        The Fund's name
o        Your Fund account number (from your account statement)
o        The dollar amount or number of shares to be redeemed
o        Any special payment instructions
o        Any share certificates for the shares you are selling
o        The signatures of all registered owners exactly as the account is registered, and
o        Any special  documents  requested  by the  Transfer  Agent to assure  proper  authorization  of the person asking to sell the shares.

-------------------------------------------------------------------------------------------------------------------
Use the following address for requests by mail:      Send courier or express mail requests to:
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
OppenheimerFunds Services                            OppenheimerFunds Services
-------------------------------------------------------------------------------------------------------------------
P.O. Box 5270                                                 10200 E. Girard Avenue, Building D
Denver, Colorado 80217-5270                          Denver, Colorado 80231

HOW DO YOU SELL  SHARES BY  TELEPHONE?  You and your dealer  representative  of record may also sell your shares by telephone.  To receive the redemption  price on a regular  business day, your call must be received by the Transfer
Agent by the close of The New York Stock  Exchange  that day,  which is normally  4:00 P.M.,  but may be earlier on some  days.  You may not  redeem  shares  held in an  OppenheimerFunds  retirement  plan  account  or under a share certificate by telephone.
         |_|      To redeem shares through a service representative, call 1.800.852.8457
         |_|      To redeem shares automatically on PhoneLink, call 1.800.533.3310
         Whichever  method you use, you may have a check sent to the address on the account  statement,  or, if you have linked your Fund account to your bank  account on  AccountLink,  you may have the  proceeds  sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?

Telephone  Redemptions  Paid by Check.  Up to $100,000 may be redeemed by telephone in any 7-day period.  The check must be payable to all owners of record of the  shares and must be sent to the  address on the  account  statement.
This service is not available within 30 days of changing the address on an account.
Telephone  Redemptions Through  AccountLink.  There are no dollar limits on telephone redemption proceeds sent to a bank account  designated  when you  establish  AccountLink.  Normally the ACH transfer to your bank is initiated on the  business  day after the  redemption.  You do not receive  dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

CAN YOU SELL SHARES THROUGH YOUR DEALER?  The  Distributor  has made  arrangements  to repurchase  Fund shares from dealers and brokers on behalf of their  customers.  Brokers or dealers may charge for that service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW DO CONTINGENT  DEFERRED SALES CHARGES AFFECT  REDEMPTIONS?  If you purchase  shares subject to a Class A, Class
B, Class C or Class N  contingent  deferred  sales  charge and redeem  any of those  shares  during the  applicable holding  period for the class of shares,  the  contingent  deferred  sales charge will be deducted from  redemption proceeds  (unless you are eligible for a waiver of that sales charge based on the  categories  listed in Appendix B to the Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver).

         A  contingent  deferred  sales  charge will be based on the lesser of the net asset value of the  redeemed shares at the time of  redemption  or the  original  net asset value.  A  contingent  deferred  sales charge is not imposed on:
o        the amount of your account value  represented by an increase in net asset value over the initial  purchase price,
o        shares purchased by the reinvestment of dividends or capital gains distributions, or
o        shares  redeemed in the special  circumstances  described  in Appendix B to the  Statement  of  Additional
              Information

         To determine whether a contingent  deferred sales charge applies to a redemption,  the Fund redeems shares in the following order:
1.       shares acquired by reinvestment of dividends and capital gains distributions,
2.       shares held the holding period that applies to the class, and
3.       shares held the longest during the holding period.

         Contingent  deferred  sales  charges are not charged  when you  exchange  shares of the Fund for shares of other  Oppenheimer  funds.  However,  if you exchange them within the applicable  contingent  deferred sales charge holding  period,  the holding  period  will carry over to the fund whose  shares your  acquire.  Similarly,  if you acquire  shares of this Fund by  exchanging  shares  of  another  Oppenheimer  fund  that are  still  subject  to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

         Shares of the Fund may be exchanged for shares of certain  Oppenheimer  funds at net asset value per share at the time of  exchange,  without  sales  charge.  Shares of the Fund can be  purchased  by  exchange of shares of other Oppenheimer funds on the same basis.  To exchange shares, you must meet several conditions:
o        Shares of the fund selected for exchange must be available for sale in your state of residence.
o        The prospectuses of both funds must offer the exchange privilege.
o        You must hold the  shares  you buy when you  establish  your  account  for at least 7 days  before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
o        You must meet the minimum purchase requirements for the fund you purchase by exchange.
o        Before exchanging into a fund, you must obtain and read its prospectus.
         Shares of a particular  class of the Fund may be exchanged  only for shares of the same class in the other
Oppenheimer  funds.  For example,  you can exchange  Class A shares of this Fund only for Class A shares of another fund. In some cases, sales charges may be imposed on exchange transactions.  For tax purposes,  exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other  fund,  which may result in a capital gain or loss.  Please refer to "How to Exchange  Shares" in the  Statement of  Additional  Information
for more details.

         You  can  find a list  of  Oppenheimer  funds  currently  available  for  exchanges  in the  Statement  of
Additional  Information or obtain one by calling a service  representative at 1.800.525.7048.  That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written  Exchange  Requests.  Submit  an  OppenheimerFunds  Exchange  Request  form,  signed  by all  owners of the account.  Send it to the Transfer  Agent at the address on the back cover.  Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone  Exchange Requests.  Telephone  exchange requests may be made either by calling a service  representative at  1.800.852.8457,  or by using PhoneLink for automated  exchanges by calling  1.800.533.3310.  Telephone exchanges  may be made only  between  accounts  that are  registered  with the same  name(s) and  address.
         Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:
o        Shares are normally  redeemed from one fund and purchased from the other fund in the exchange  transaction on the same  regular  business  day on which the  Transfer  Agent  receives an exchange  request that conforms  to the  policies  described  above.  It must be received by the close of The New York Stock
              Exchange  that day,  which is normally  4:00 P.M.  but may be earlier on some days.  However,  either fund may delay the  purchase  of shares of the fund you are  exchanging  into up to seven  days if it determines it would be disadvantaged by the same-day exchange.
o        The  interests  of the Fund's  long-term  shareholders  and its ability to manage its  investments  may be adversely  affected when its shares are repeatedly  bought and sold in response to short-term  market fluctuations--also  known as "market  timing." When large dollar  amounts are  involved,  the Fund may have difficulty  implementing  long-term  investment  strategies,  because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell  portfolio  securities at disadvantageous  times to raise the cash needed to buy a market  timer's Fund shares.  These  factors may hurt the Fund's  performance and its  shareholders.  When the Manager  believes  frequent trading would have a disruptive  effect on the Fund's ability to manage its investments,  the Manager and the
              Fund may reject  purchase  orders and  exchanges  into the Fund by any person,  group or account that the Manager believes to be a market timer.
o        The Fund may amend,  suspend or  terminate  the  exchange  privilege  at any time.  Although the Fund will attempt to provide you notice  whenever it is  reasonably  able to do so, it may impose these changes at any time.
o        If the Transfer  Agent cannot  exchange all the shares you request  because of a restriction  cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More  information  about the Fund's  policies and procedures  for  purchasing,  redeeming and exchanging  shares is contained in the Statement of Additional Information.

The  offering  of shares  may be  suspended  during  any period in which the  determination  of net asset  value is suspended,  and the offering  may be suspended by the Board of Trustees at any time the Board  believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases,  redemptions or exchanges may be modified,  suspended or terminated by the Fund at any time. If an account has more then one owner,  the Fund and the Transfer  Agent may rely on the  instructions  of any one owner.  The Fund will provide you notice whenever it is required to do so by applicable law. Telephone  privileges apply to each owner of the account and the dealer  representative of record for the account unless the Transfer Agent receives  cancellation  instructions  from an owner of the account.

The Transfer Agent will record any telephone  calls to verify data  concerning  transactions  and has adopted other procedures  to confirm  that  telephone  instructions  are genuine,  by  requiring  callers to provide tax identification  numbers and other account data or by using PINs, and by confirming  such  transactions  in writing.  The  Transfer  Agent and the Fund will not be liable  for  losses  or  expenses  arising  out of telephone instructions reasonably believed to be genuine.

Redemption or transfer  requests will not be honored until the Transfer  Agent  receives all required  documents in proper  form.  From  time to  time,  the  Transfer  Agent  in its  discretion  may  waive  certain  of the requirements for redemptions stated in this Prospectus.

Dealers  that can perform  account  transactions  for their  clients by  participating  in  NETWORKING  through the
         National  Securities  Clearing  Corporation are  responsible  for obtaining  their clients'  permission to perform those  transactions,  and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The  redemption  price for  shares  will vary from day to day  because  the value of the  securities  in the Fund's portfolio  fluctuates.  The redemption price, which is the net asset value per share, will normally differ for each class of shares.  The  redemption  value of your  shares may be more or less than their  original cost.
Payment for redeemed  shares  ordinarily  is made in cash.  It is forwarded by check or through  AccountLink  or by
         Federal Funds wire (as elected by the  shareholder)  within seven days after the Transfer  Agent  receives
         redemption  instructions  in  proper  form.  However,  under  unusual  circumstances   determined  by  the
         Securities and Exchange  Commission,  payment may be delayed or suspended.  For accounts registered in the
         name  of  a  broker-dealer,   payment  will  normally  be  forwarded  within  three  business  days  after redemption.

The Transfer  Agent may delay  forwarding a check or processing a payment via  AccountLink  for recently  purchased shares,  but only until the purchase  payment has  cleared.  That delay may be as much as 10 days from the date the shares were  purchased.  That delay may be avoided if you purchase  shares by Federal  Funds wire or certified  check, or arrange with your bank to provide  telephone or written  assurance to the Transfer
         Agent that your purchase payment has cleared.

Involuntary  redemptions  of small  accounts may be made by the Fund if the account value has fallen below $500 for reasons  other  than the fact that the  market  value of shares has  dropped.  In some  cases  involuntary redemptions  may be made to repay the  Distributor  for losses  from the  cancellation  of share  purchase orders.

Shares may be "redeemed in kind" under unusual  circumstances  (such as a lack of liquidity in the Fund's portfolio to meet  redemptions).  This means that the redemption  proceeds will be paid with liquid  securities from the Fund's portfolio.

"Backup  withholding" of federal income tax may be applied against taxable dividends,  distributions and redemption proceeds  (including  exchanges) if you fail to furnish the Fund your correct,  certified  Social Security or Employer  Identification  Number when you sign your application,  or if you under-report your income to the Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through mailing expense.

         If you want to receive multiple copies of these materials, you may call the Transfer Agent at
         1.800.525.7048. You may also notify the Transfer Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS.  The Fund intends to declare  dividends  separately for each class of shares from net investment  income on  an  annual  basis,  normally  in  December  on a  date  selected  by  the  Board  of  Trustees.  Dividends  and distributions  paid on Class A shares  will  generally  be higher than  dividends  for Class B, Class C and Class N shares,  which  normally  have  higher  expenses  than  Class A. The Fund  has no fixed  dividend  rate and  cannot guarantee that it will pay any dividends or distributions.

CAPITAL  GAINS.  The Fund may realize  capital gains on the sale of portfolio  securities.  If it does, it may make distributions  out of any net  short-term or long-term  capital  gains in December of each year.  The Fund may make supplemental  distributions  of dividends and capital gains  following the end of its fiscal year.  There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT CHOICES DO YOU HAVE FOR  RECEIVING  DISTRIBUTIONS?  When you open your  account,  specify on your  application how you want to receive your dividends and distributions. You have four options:

Reinvest All  Distributions  in the Fund. You can elect to reinvest all dividends and  distributions  in additional shares of the Fund.

Reinvest Dividends or Capital Gains Only. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gain distributions) in the Fund while receiving other distributions by check or having them sent to your bank account through AccountLink.

Receive  All  Distributions  in Cash.  You can  elect to  receive  a check  for all  dividends  and  capital  gains distributions or have them sent to your bank through AccountLink.

Reinvest Your  Distributions in Another  OppenheimerFunds  Account.  You can reinvest all distributions in the same class of shares of another OppenheimerFunds account you have established.

TAXES. If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund. Distributions are subject to federal income tax and may be subject to state or local taxes. Dividends paid from short-term capital gains and net investment income are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders. It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year. Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Distribution."  If you buy shares on or just before the ex-dividend date or just before the Fund declares a capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.

Remember,  There May be Taxes on Transactions.  Because the Fund's share price  fluctuates,  you may have a capital gain or loss when you sell or exchange  your  shares.  A capital  gain or loss is the  difference  between the price you paid for the  shares and the price you  received  when you sold them.  Any  capital  gain is subject to capital gains tax.

Returns of Capital Can Occur.  In certain  cases,  distributions  made by the Fund may be  considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.
         This  information is only a summary of certain  federal  personal tax information  about your  investment.
You should  consult with your tax adviser  about the effect of an  investment  in the Fund on your  particular  tax situation.

Financial Highlights

The Financial  Highlights Table is presented to help you understand the Fund's  financial  performance for the past
5 fiscal years.  Certain  information  reflects financial results for a single Fund share. The total returns in the table  represent  the rate that an investor  would have  earned (or lost) on an  investment  in the Fund  (assuming reinvestment  of all dividends and  distributions).  The information for fiscal year 2000 and 2001 has been audited by KPMG LLP,  the Fund's  independent  auditors,  whose  report,  along with the Fund's  financial  statements,  is included in the  Statement  of  Additional  Information,  which is available on request.  Another  accounting  firm audited the information for the fiscal years prior to 2000.

FINANCIAL HIGHLIGHTS

   Class A Year Ended October 31,            2001         2000        1999         1998            1997
   ====================================================================================================

   Per Share Operating Data
   Net asset value, beginning of period  $  21.26     $  16.82    $  17.29     $  22.26     $     19.03
   ----------------------------------------------------------------------------------------------------
   Income (loss) from investment
    operations:
   Net investment loss                       (.23)        (.16)       (.10)        (.09)           (.07)
   Net realized and unrealized gain
    (loss)                                   (.47)        4.60         .18        (3.02)           5.66
                                         --------------------------------------------------------------
   Total income (loss) from
   investment operations                     (.70)        4.44         .08        (3.11)           5.59
   ----------------------------------------------------------------------------------------------------
   Dividends and/or distributions to
   shareholders:
   Distributions from net realized gain     (1.03)          --/1/     (.54)       (1.86)          (2.36)
   Distributions in excess of net
   realized gain                               --           --        (.01)          --              --
                                         --------------------------------------------------------------
   Total dividends and/or distributions
   to shareholders                          (1.03)          --        (.55)       (1.86)          (2.36)
   ----------------------------------------------------------------------------------------------------
   Net asset value, end of period        $  19.53     $  21.26    $  16.82     $  17.29     $     22.26
                                         ==============================================================

   ====================================================================================================
   Total Return, at Net Asset Value/2/      (3.02)%      26.40%       0.38%      (15.05)%         32.72%

   =====================================================================================================
   Ratios/Supplemental Data

   Net assets, end of period
    (in thousands)                       $172,395     $157,759    $151,059     $183,567     $   181,973
   ----------------------------------------------------------------------------------------------------
   Average net assets (in thousands)     $163,007     $147,952    $170,205     $201,952     $   131,503
   ----------------------------------------------------------------------------------------------------
   Ratios to average net assets:/3/
   Net investment loss                      (1.06)%      (0.95)%     (0.60)%      (0.42)%         (0.32)%
   Expenses                                  1.86%        1.90%       1.96%        1.80%/4/        1.78%/4/
   ----------------------------------------------------------------------------------------------------
   Portfolio turnover rate                    162%         166%         87%          65%             82%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

| OPPENHEIMER SMALL CAP VALUE FUND

Class B     Year Ended October 31,                                 2001      2000     1999      1998        1997
====================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                            $ 20.47   $ 16.28  $ 16.84   $ 21.83     $ 18.79
--------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                (.23)     (.33)    (.22)     (.12)       (.05)
Net realized and unrealized gain (loss)                            (.56)     4.52      .21     (3.01)       5.45

----------------------------------------------------
Total income (loss) from
investment operations                                              (.79)     4.19     (.01)    (3.13)       5.40
--------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Distributions from net realized gain                              (1.03)       --/1/  (.54)    (1.86)      (2.36)
Distributions in excess of net realized gain                         --        --     (.01)       --          --

----------------------------------------------------
Total dividends and/or distributions
to shareholders                                                   (1.03)       --     (.55)    (1.86)      (2.36)
--------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $ 18.65   $ 20.47  $ 16.28   $ 16.84     $ 21.83

====================================================
====================================================================================================================
Total Return, at Net Asset Value/2/                               (3.60)%   25.74%   (0.16)%  (15.47)%     32.05%

====================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                        $95,418   $83,859  $82,949   $98,041     $79,754
--------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                               $88,235   $79,526  $94,863   $97,818     $47,462
--------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment loss                                               (1.65)%   (1.48)%  (1.10)%   (0.92)%     (0.80)%
Expenses                                                           2.45%     2.44%    2.45%     2.31%/4/
2.27%/4/
--------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                             162%       66%      87%       65%         82%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

| OPPENHEIMER SMALL CAP VALUE FUND

FINANCIAL HIGHLIGHTS Continued

   Class C    Year Ended October 31,        2001      2000      1999      1998        1997
   ============================================================================================

   Per Share Operating Data
   Net asset value, beginning of period   $ 20.44   $ 16.25   $ 16.81   $ 21.79     $ 18.76
   --------------------------------------------------------------------------------------------
   Income (loss) from investment
     operations:
   Net investment loss                       (.19)     (.33)     (.25)     (.13)       (.08)
   Net realized and unrealized gain (loss)   (.60)     4.52       .24     (2.99)       5.47
                                          -----------------------------------------------------
   Total income (loss) from
     investment operations                   (.79)     4.19      (.01)    (3.12)       5.39
   --------------------------------------------------------------------------------------------
   Dividends and/or distributions to
     shareholders:
   Distributions from net realized gain     (1.03)       --/1/   (.54)    (1.86)      (2.36)
   Distributions in excess of net
     realized gain                             --        --      (.01)       --          --
                                          -----------------------------------------------------
   Total dividends and/or distributions
     to shareholders                        (1.03)       --      (.55)    (1.86)      (2.36)
   --------------------------------------------------------------------------------------------
   Net asset value, end of period         $ 18.62   $ 20.44   $ 16.25   $ 16.81     $ 21.79
                                          =====================================================
   ============================================================================================
   Total Return, at Net Asset Value/2/      (3.61)%   25.79%    (0.16)%  (15.45)%     32.05%

   ============================================================================================
   Ratios/Supplemental Data

   Net assets, end of period (in
     thousands)                           $26,604   $22,173   $20,959   $26,707     $24,512
   --------------------------------------------------------------------------------------------
   Average net assets (in thousands)      $24,134   $20,521   $24,964   $28,647     $17,401
   --------------------------------------------------------------------------------------------
   Ratios to average net assets:/3/
   Net investment loss                      (1.64)%   (1.49)%   (1.10)%   (0.92)%     (0.81)%
   Expenses                                  2.45%     2.44%     2.45%     2.31%/4/    2.28%/4/
   --------------------------------------------------------------------------------------------
   Portfolio turnover rate                    162%      166%       87%       65%         82%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

| OPPENHEIMER SMALL CAP VALUE FUND

                                                                  Period Ended
                                                                   October 31,
Class N                                                                2001/1/
================================================================================
Per Share Operating Data

Net asset value, beginning of period                                   $19.58
--------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                      (.04)
Net realized and unrealized gain (loss)                                  (.03)
                                                                   -------------
Total income (loss) from investment operations                           (.07)
--------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Distributions from net realized gain                                       --
Distributions in excess of net realized gain                               --
                                                                   -------------
Total dividends and/or distributions
to shareholders                                                            --
--------------------------------------------------------------------------------
Net asset value, end of period                                         $19.51
                                                                   =============

================================================================================
Total Return, at Net Asset Value/2/                                     (0.36)%

================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)                               $  409
--------------------------------------------------------------------------------
Average net assets (in thousands)                                      $  106
--------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment loss                                                     (1.14)%
Expenses                                                                 2.01%
--------------------------------------------------------------------------------
Portfolio turnover rate                                                   162%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

| OPPENHEIMER SMALL CAP VALUE FUND

INFORMATION AND SERVICES

For More Information on Oppenheimer Small Cap Value Fund
The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION.
This document includes additional information about the Fund's investment policies, risks, and operations.
It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS.
Additional information about the Fund's investments and performance is available in the Fund's Annual and
Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information

You can request the Statement of  Additional  Information,  the Annual and  Semi-Annual  Reports,  the notice explaining the Fund's privacy policy and other information about the Fund or your account:

-------------------------------------------------------------------------------------------------------------
By Telephone:                                                 Call OppenheimerFunds Services toll-free:
                                                              1.800.525.7048
-------------------------------------------------------------------------------------------------------------
By Mail:                                                      Write to:
-------------------------------------------------------------------------------------------------------------
                                                              OppenheimerFunds Services
-------------------------------------------------------------------------------------------------------------
                                                              P.O. Box 5270
                                                              Denver, Colorado 80217-5270
-------------------------------------------------------------------------------------------------------------
On the Internet:                                              You can  read  or  down-load  documents  on the
                                                              OppenheimerFunds web site:
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                              HTTP://WWW.OPPENHEIMERFUNDS.COM
                                                              -------------------------------
-------------------------------------------------------------------------------------------------------------
You can also obtain copies of the Statement of Additional  Information  and other Fund  documents and reports by visiting the SEC's  Public  Information  Room in  Washington,  D.C.  (Phone  1.202.942.8090)  or the EDGAR
database on the SEC's  Internet web site at  HTTP://WWW.SEC.GOV.  Copies may be obtained  after  payment of a
                                             ------------------
duplicating fee by electronic  request at the SEC's e-mail address:  PUBLICINFO@SEC.GOV  or by writing to the
                                                                     ------------------
SEC's Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any  information  about the Fund or to make any  representations  about the Fund other than what is contained in this  Prospectus.  This Prospectus is not an offer to sell shares of the Fund,  nor a  solicitation  of an offer to buy  shares of the Fund,  to any  person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:
OppenheimerFunds Distributor, Inc.

The Fund's SEC File No. 811-5225
PR0251.001.0302 Printed on recycled paper.

                                       Appendix to Prospectus of

                                    Oppenheimer Small Cap Value Fund

         Graphic Material included in the Prospectus of Oppenheimer Quest Small Cap Fund (the "Fund") under the heading: "Annual Total Returns (Class A) (as of 12/31 each year)":

         A bar chart will be included in the Prospectus of the Fund depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for the past ten calendar years, without deducting sales charges. Set forth below are the relevant data points that will appear on the bar chart.

Calendar
Year                                   Annual Total
Ended                                      Return
-----                                      ------
12/31/92                                    20.96%
12/31/93                                    18.21%
12/31/94                                    -0.29%
12/31/95                                    12.42%
12/31/96                                    19.30%
12/31/97                                    24.32%
12/31/98                                   -10.08%
12/31/99                                    -1.40%
12/31/00                                    16.44%
12/31/01                                    12.20%